SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 7, 2005 (April 5, 2005)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
(Address of principal executive offices)

(215) 241-9760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02	Unregistered Sales of Equity Securities.

        On April 5, 2005, the Company closed a private placement of 25,243,430 shares of common stock at a purchase price of $0.34 per share with 12 accredited and institutional investors. Gross proceeds received or to be received by the Company totaled $8,582,766.20.

        In connection with the private placement, the Company also issued to the investors warrants to purchase 3,786,515 shares of common stock at a warrant exercise price of $0.41 per share, and warrants to purchase 3,786,515 shares of common stock at a warrant exercise price of $0.48 per share. All warrants issued in this private placement expire at 5:00 P.M., Eastern Time, on April 5, 2010.

        The offering and sale of all securities involved in this private placement were done so without registration in reliance on Section 4(2) and Regulation D of the Securities Act of 1933. The Company intends to use the proceeds for general working capital purposes.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

        The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of April 5, 2005.
10.2	Form of Series 2005A Warrant to Purchase Common Stock.
10.3	Form of Series 2005B Warrant to Purchase Common Stock.
99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: April 7, 2005.	By:	/s/ Richard P. Rainey

Name: Richard P. Rainey Title: President